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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-116543) of our report dated March 18, 2002, except for the footnote to the 2001 financial statements titled "Restatement of Consolidated Financial Statements" (not shown herein) for which the date is April 2, 2003 relating to the consolidated financial statements, which appears in deCODE genetics, Inc.'s Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS hf
Reykjavik, Iceland
October 1, 2004
/s/ Vignir R. Gislason

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM